UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                                            December 1, 2020

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-225149
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:                                    (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors accepted Richard K. Hoesterey resignation as a member of the Board of Directors of Micropac Industries, Inc., effective November 30, 2020. Such resignation related to Mr. Hoesterey’s retirement. It was not related to disagreement between Mr. Hoesterey and management or the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 12/01/2020	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer